                                                                   Exhibit 10.30




                           REAL ESTATE SALE AGREEMENT

                                    BETWEEN

                      FLEXTRONICS INTERNATIONAL USA, INC.
                                   AS SELLER

                                      AND

                    SMTC MANUFACTURING CORPORATION OF TEXAS
                                  AS PURCHASER

                            DATED: FEBRUARY 23, 2001

                               TABLE OF CONTENTS
                               -----------------

ARTICLE/
SECTION     TITLE                                                 PAGE
--------    -----                                                 ----

ARTICLE 1.  BASIC INFORMATION AND DEFINITIONS.................      1
 1.1  Defined Terms...........................................      1
 1.2  Exhibits................................................      2

ARTICLE 2.  TERMS OF SALE.....................................      2
 2.1 Sale and Purchase........................................      2
 2.2  Initial Deposit.........................................      2
 2.3  Independent Consideration...............................      3
 2.4  Purchase Price..........................................      3
 2.5  Lease...................................................      3
 2.6  Allocation of Purchase Price............................      3

ARTICLE 3.  TITLE STATUS AND INSPECTION.......................      3
 3.1  Title Commitment........................................      3
 3.2  Survey..................................................      4
 3.3  Title Status............................................      4
 3.4  Inspection of Project...................................      4
 3.5  Procedure for Purchaser's Objections....................      5
 3.6  Purchaser's Financing...................................      5
 3.7  Waiving of Purchaser's Right to Terminate...............      5
 3.8  Certain Items to be Furnished to Purchaser by Seller....      6

ARTICLE 4.  CLOSING PROCEDURE.................................      6
 4.1  Closing.................................................      6
 4.2  Seller's Closing Obligations............................      6
 4.3  Purchaser's Closing Obligations.........................      7
 4.4  Closing Costs...........................................      7
 4.5  Possession..............................................      7
 4.6  Proration...............................................      7

ARTICLE 5.  DEFAULT AND REMEDIES..............................      8
 5.1  Purchaser's Default.....................................      8
 5.2  Seller's Default........................................      8

ARTICLE 6.  DISCLAIMER........................................      9
 6.1  Disclaimer of Warranties................................      9
 6.2  Waiver of Claims........................................      9
 6.3  Deceptive Trade Practices...............................     10
 6.4  Indemnification.........................................     10

ARTICLE/
SECTION     TITLE                                                 PAGE
--------    -----

ARTICLE 7.  DAMAGE, DESTRUCTION OR CONDEMNATION...............     10
 7.1  Definitions.............................................     10
 7.2  Material Events.........................................     11
 7.3  Immaterial Event........................................     11
 7.4  Extension of Closing....................................     11

ARTICLE 8.  MISCELLANEOUS PROVISIONS..........................     11
 8.1  Merger..................................................     11
 8.2  Successors and Assigns..................................     12
 8.3  Future Assurances.......................................     12
 8.4  Governing Law and Construction..........................     12
 8.5  Severability............................................     12
 8.6  Notice..................................................     12
 8.7  Brokerage Commission....................................     13
 8.8  Nonwaiver...............................................     13
 8.9  Counterpart Execution...................................     13
 8.10  Recordation Prohibited.................................     13
 8.11  Costs of Enforcement...................................     14
 8.12  Time of Essence........................................     14
 8.13  Amendments.............................................     14
 8.14  Effective Date.........................................     14
 8.15  Controlling Agreement..................................     14
 8.16  Appraised Value of Property for 2001 Ad Valorem Taxes..     14

                           REAL ESTATE SALE AGREEMENT
                           --------------------------

     THIS REAL ESTATE SALE AGREEMENT ("Contract") is executed by Seller and Purchaser, to be effective as of the Effective Date.
                                      1.
                       BASIC INFORMATION AND DEFINITIONS
                       ---------------------------------

     1.1     DEFINED TERMS.
             -------------
             (a)    Seller:                Flextronics International USA, Inc.
                    ------
                    Address:               2090 Fortune Drive
                    -------                San Jose, CA 95131
                    Contact:               Mr. Mike Carney
                    -------
                    Telephone:             408.209.6925
                    ---------
                    Facsimile:             408.428.4846
                    ---------

             (b)    Purchaser:             SMTC Manufacturing Corporation of Texas
                    ---------
                    Address:               15508 Bratton Lane
                    -------                Austin, Texas 78728
                    Contact:               Mr. Rick Winter
                    -------
                    Telephone:             512.310.4303
                    ---------
                    Facsimile:             512.310.4301
                    ---------

             (c)    Effective Date:        See Section 7.14.
                    --------------

             (d)    Project:               Collectively; the Land and the Improvements.
                    -------
             (e)    Land:                  That certain tract or parcel or real property described in
                    ----                   Exhibit "A" attached hereto, together with all rights and
                                           interests appurtenant thereto.

             (f)    Building:              The office/manufacturing/warehouse facility situated on the Land.
                    --------

             (g)    Warranties:            All transferable warranties and guaranties, if any, in
                    ----------
                                           effect as of the Closing Date with respect to the
                                           Improvements or any repairs, modifications, alterations, or renovations to the Improvements.

             (h)    Property:              Collectively, the Project and the Warranties.
                    --------

             (i)    Independent
                    -----------
                    Consideration:         One Hundred and No/100 Dollars ($100.00).
                    -------------

             (j)    Improvements:          The Buildings and all other improvements, structures, and
                     -----------
                                           fixtures located on the Land.

             (k)    Purchase Price:        Sixteen Million Three Hundred Thousand and No/100 Dollars ($16,300,000.00).
                    --------------

             (l)    Earnest Money:         The Initial Deposit and, if applicable, the Extension Deposit.
                    -------------

             (m)    Initial Deposit:       One Hundred Fifty Thousand and No/100 Dollars ($150,000.00).
                    ---------------

             (n)    Extension Deposit:     Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00).
                    -----------------

             (o)    Inspection Period:     See Section 3.3.
                    -----------------

             (p)    Closing Date:          See Section 4.1.
                    ------------

             (q)    Title Company:         Stewart Title Austin, Inc.
                    -------------
                    Address:               100 Congress Avenue, Suite 200
                    -------
                                           Austin, Texas 78701
                    Telephone:             512.472.9231
                    ---------
                    Facsimile:             512.476.1706
                    ---------
                    Escrow Officer:        James B. Garrison, Jr.
                    --------------

             (r)    Lease:                 That certain Lease by and between Purchaser and Seller,
                                           which is in form and content identical to the form of Lease attached at Exhibit "C" to this Contract.

     1.2     EXHIBITS.   The following exhibits are attached to this Contract
             --------
and are incorporated into this Contract by reference for all purposes:

     Exhibit "A" - Land Description
     Exhibit "B" - Special Warranty Deed
     Exhibit "C" - Lease
     Exhibit "D" - Assignment of Warranties and Guaranties

                                      2.
                                 TERMS OF SALE
                                 -------------

     2.1     SALE AND PURCHASE. For the consideration and upon and subject to
             -----------------
the terms, provisions and conditions hereinafter set forth in this Contract, Seller agrees to sell and convey the Property to Purchaser; and Purchaser agrees to purchase the Property from Seller.

     2.2     INITIAL DEPOSIT. For the purpose of securing the performance of
             ---------------
Purchaser under this Contract and as a condition precedent to Seller's obligations hereunder, Purchaser shall, deliver the Initial Deposit to the Title Company in cash or current funds contemporaneously with Purchaser's execution of this Contract. For purposes of this Contract, "current funds" shall mean wire transfers, certified funds or cashier's checks in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds. If the sale of the Project is consummated in accordance with the terms of this Contract, the Initial Deposit shall be applied as a credit against the Purchase Price. If the sale of the Project is not consummated in accordance with the terms of this Contract, the Initial Deposit shall be delivered as provided in Section 3.5, Section 3.6, and/or in Article 5 of this Contract, whichever is applicable.

     2.3     INDEPENDENT CONSIDERATION. As independent consideration for the
             -------------------------
rights and benefits granted to Purchaser under this Agreement, Purchaser shall, in addition to depositing Earnest Money, deliver the Independent Consideration to Seller contemporaneously with Purchaser's execution of this Contract. The Independent Consideration shall be non-refundable.

     2.4     PURCHASE PRICE.
             --------------

             (a) The Purchase Price shall be paid to Seller in full in cash or current funds at the Closing.

             (b) Purchaser shall secure financing of the Purchase Price, in whole or in part, through a sales/leaseback, leaseback, synthetic lease, or other financing arrangement involving a third-party source of financing to Purchaser (such third-party source financing being hereinafter referred to as "Purchaser's Lender"). Upon the request of Purchaser's Lender, the Special Warranty Deed to be delivered by Seller to Purchaser pursuant to the terms of this Contract shall reserve a vendor's lien in favor of Seller and provide for assignment of such vendor's lien to Purchaser's Lender.

     2.5     LEASE. Purchaser and Seller are executing the Lease
             -----
contemporaneously with their respective execution of the Contract, in order to provide Purchaser with access to the Project prior to the Closing Date so that Purchaser may cause construction of modifications, alterations, renovations, and improvements to the existing tenant finishes and improvements within the Building prior to Closing. However, the Lease shall automatically terminate in the event that this Contract is terminated by either party (including, without limitation, a termination by Purchaser under the provisions of Section 3.4 and
Section 3.6 below).

     2.6     ALLOCATION OF PURCHASE PRICE. Seller and Purchaser shall report
             ----------------------------
this transaction for federal income tax purposes, based upon the following allocation of the Purchase Price:

             Land                               $ 2,580,603.00
             Building an other Improvements     $13,719,397.00
             Total Consideration                $16,300,000.00

                                      3.
                          TITLE STATUS AND INSPECTION
                          ---------------------------


     3.1     TITLE COMMITMENT. Purchaser shall, at Purchaser's expense, cause
             ----------------
the Title Company, as the issuing agent for Stewart Title Guaranty Company ("Title Insurer") to deliver a commitment ("Title Commitment") for a Texas standard form Owner Policy of Title Insurance ("Title Policy") to Purchaser, in an amount equal to the Purchase Price, together with true, correct, and legible copies of all documents referred to in the Title Commitment ("Title Documents") and a tax certificate ("Tax Certificate") showing current outstanding ad valorem taxes due on the Project. A copy of the Title Commitment, Title Documents, and Tax Certificate shall also be delivered to Seller.

     3.2     SURVEY. Purchaser may, at Purchaser's expense, secure an "as-built"
             ------
survey or update of the existing "as-built" survey ("Survey") of the Project, prepared by a Texas licensed engineer or surveyor acceptable to Purchaser. Prior to the execution of this Contract-by the parties, Seller has provided Purchaser with a copy of the Seller's existing Survey of the Project, prepared by Randall Jones Engineering, Inc., dated October 5, 2000/revised October 24, 2000, under Plan No. 760-SUR.

     3.3     TITLE STATUS. Purchaser shall have the right to review the Title
             ------------
Commitment, the Title Documents, and the Survey. In the event that any exceptions to title appear in the Title Commitment or any matters appear on the Survey that Purchaser, acting in good faith, determines to be unacceptable to Purchaser, Purchaser shall, prior to the expiration of the Inspection Period, notify Seller in writing of such objections. Upon the expiration of the Inspection Period, Purchaser shall be deemed to have accepted all exceptions to title referenced in the Title Commitment and all matters reflected on the Survey, except for matters which are the subject of a notification made under the preceding sentence, and such accepted exceptions shall deem to be "Permitted Exceptions" for purposes of this Contract. In addition, "Permitted Exceptions" shall include (a) exceptions shown as standard printed exceptions and exclusions in the Title Policy (other than that the rights of parties in possession shall be deleted and the standard exception for taxes shall be limited to the year in which the Closing occurs, and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership) and (b) any lien created by Purchaser at Closing in connection with Purchaser's acquisition of the Project. The agreed exceptions to title specified in the immediately preceding sentence, together with any title exceptions to which the Purchaser does not object in accordance with Section 3.4, shall be referred to as the "Permitted Exceptions" in this Contract. The Permitted Exceptions shall be described in Exhibit "B" to the Special Warranty Deed referred to in Section 4.2

     3.4     INSPECTION OF PROJECT.  The "Inspection Period" is the period
             ---------------------
commencing on the Effective Date and ending on February 25, 2001. Purchaser and Purchaser's agents and representatives shall (a) have reasonable access to the Project and (b) have the right to physically inspect the Project and to conduct soil tests and other inspections during the Inspection Period. The costs and expenses of Purchaser's investigation shall be borne solely by Purchaser. In the event that the transaction contemplated by this Contract does not close for any reason, Purchaser shall restore the Project to its condition prior to Purchaser's entry and shall deliver to Seller copies of all tests, reports and inspections conducted by Purchaser with respect to the Project. Purchaser hereby indemnifies, agrees to defend, and holds Seller harmless from and against any claims, causes of action, damages and expenses (including reasonable attorney's fees) incident to, resulting from, or in any way arising out of Purchaser's, or Purchaser's agents or representatives, presence in, on, or about the Project, or out of any such tests or inspection conducted by Purchaser on the Project, whether or not such result was caused by the Purchaser's negligent acts. Such indemnity shall survive the Closing or any termination of this Contract for a period of one (1) year from the Closing Date and shall not be merged herein. The foregoing indemnification by Purchaser is in addition to the other indemnification obligations of Purchaser under this Contract. Prior to any entry on the Project, Purchaser will provide evidence to Seller that Purchaser has in full force and effect commercial general liability insurance with policy limits of not less than Two Million and No/100 Dollars ($2,000,000.00), naming Seller as an additional insured under that policy.

     3.5     PROCEDURE FOR PURCHASER'S OBJECTIONS.  If, during the Inspection
             ------------------------------------
Period, Purchaser notifies Seller of any objections to the status of Seller's title to the Project reflected in the Title Commitment or the Survey, or to the results of its inspections of the Project, Seller may, in its sole and absolute discretion, but shall not be obligated to nor be required to incur any expenses in doing so, cure such objections within ten (10) days from the date on which Seller receives Purchaser's objections ("Cure Period"), and the Inspection Period shall be extended by the Cure Period. Purchaser's objections shall be in writing and Purchaser shall use good faith in making objections permitted hereunder i.e., Purchaser's objections shall be specific and be limited to those matters which may have a material adverse effect on the Project). If Purchaser, in Purchaser's sole discretion is not satisfied with the results of any cure efforts by Seller, Purchaser may terminate this Contract by giving written notice of termination to Seller at any time within five (5) days from the expiration of the Cure Period. If Purchaser terminates this Contract pursuant to this Section 3.4, Purchaser shall deliver all reports and studies relating to the Project resulting from the inspection of the Project to Seller. Upon Seller's receipt of such reports, the Earnest Money shall be returned to Purchaser; the Lease shall automatically terminate; and neither party shall have any further rights or obligations to the other party under this Contract or the Lease, except for the indemnities set forth in Sections 3.3 and 6.4 of this Contract. If Purchaser does not terminate this Contract in the manner and within the time period specified in this Section, Purchaser shall be deemed to have waived the right to terminate this Contract pursuant to this Article 3 and shall be deemed and to have accepted and approved the Project and the Title Commitment, at which time the Earnest Money shall be non-refundable except as provided in Article 5.

     3.6     PURCHASER'S FINANCING. During the Inspection Period, Purchaser
             ---------------------
shall exert good faith efforts to secure a written commitment ("Financing Commitment") from a source of third-party financing to finance Purchaser's acquisition and/or renovation of the Project. If Purchaser is unable to secure a written financing commitment ac ceptable to Purchaser prior to the expiration of the Inspection Period, Purchaser may terminate this Contract by giving written notice of termination to Seller any time within the Inspection Period. If Purchaser terminates this Contract pursuant to this Section 3.6, the applicable provisions of Section 3.5 which relate to a termination of the Contract by Purchaser will be applicable.

     3.7     WAIVING OF PURCHASER'S RIGHT TO TERMINATE.  If Purchaser does not
             -----------------------------------------
terminate this Contract pursuant to Section 3.4 or Section 3.6 in the manner and within the time period specified, Purchaser shall be deemed to have waived the right to terminate this Contract pursuant to this Article 3 and shall be deemed to have accepted and approved the Project, the Title Commitment and the Survey, in which time the Initial Deposit shall be nonrefundable, except as provided in
Section 5.2 below.

     3.8     CERTAIN ITEMS TO BE FURNISHED TO PURCHASER BY SELLER. Within
             ----------------------------------------------------
fifteen (15) business days following the Effective Date, Seller shall deliver, or cause to be delivered, to Purchaser for its review, true copies of all currently effective Warranties covering any equipment, machinery, fixtures, or Building components (such as the roof), together with a schedule of all insurance coverages maintained by Seller with respect to the Project. All service, maintenance, or other contracts maintained by Seller relative to the Seller's ownership of the Project shall be terminated, at Seller's expense, as of the Effective Date; and Purchaser shall not be obligated to assume any service, maintenance, or other contracts of any nature relative to the Project otherwise approved in writing by Purchaser. During the period from the Effective Date through the Closing Date, Seller shall maintain the insurance coverages specified in the insurance schedule provided by Seller to Purchaser.

                                      4.
                               CLOSING PROCEDURE
                               -----------------

     4.1     CLOSING.  The sale and purchase of the Project provided for in this
             -------
Contract shall be consummated at a closing ("Closing") to be held at the office of the Title Company on May 31, 2001, or on such earlier date specified by Purchaser to Seller in writing or not less than five (5) business days advance notice to Seller ("Closing Date"); provided, however, that Purchaser may extend the Closing Date to a date not later than July 31, 2001, by delivering written notice of Purchaser's election to extend the term of this Contract ("Extension Notice"). In order to be effective, the Extension Notice must be accompanied by the contemporaneous delivery to the Title Company of the Extension Deposit. The Extension Deposit shall be in cash or current funds, or in the form of a letter of credit, which shall be in form and content and issued by a national or state bank of sufficient financial capability reasonably acceptable to Seller. The Extension Notice shall also specify a date, of not later than July 31, 2001, as the new Closing Date hereunder. The failure of Purchaser to deliver an Extension Notice in the manner and within the time period specified above and/or the failure of Purchaser to deliver the Extension Deposit to the Title Company as required herein, shall be deemed to constitute an irrevocable waiver by Purchaser of its right to extend the term of this Contract as provided in this
Section 4.1. An extension of the Closing Date by Purchaser pursuant to this Section shall automatically affect an extension of the "Termination Date" of the Lease (as defined therein) so that the Closing Date, as extended, shall be the same as the Termination Date of the Lease, as extended. The Extension Deposit shall be nonrefundable except as provided in Section 5.2 below.

     4.2     SELLER'S CLOSING OBLIGATIONS. At the Closing, Seller shall deliver
             ----------------------------
or cause to be delivered to Purchaser:

             (a) a Special Warranty Deed in the form of Exhibit "B", duly executed by Seller, in recordable form, and evidencing Seller's conveyance of title to the Project to Purchaser, subject only to the Permitted Exceptions;

             (b) an Assignment of Warranties and Guaranties in the form of Exhibit "D", duly executed by Seller, relative to all transfer of Warranties then in effect, if any, with respect to the Improvements or any repairs or renovations to such Improvements, if applicable;

             (c) a Certificate of Corporate Resolutions adopted by the board of directors of Seller and containing resolutions, authorizing Seller to close the transaction contemplated by this Contract;

             (d) an Incumbency Certificate with respect to the officers of Seller who are authorized to execute closing documents on behalf of Seller;

             (e) all keys and master keys to all locks located on the Project (to the extent that same are in Seller's possession), unless Purchaser and Seller shall make an alternative arrangement for the delivery of same;

             (f) all records and documents, if any, regarding the Project (such as plans and specifications but specifically excluding agreements and other documents regarding Seller's acquisition of the Project) to the extent any of those are in Seller's possession, unless Purchaser and Seller make an arrangement for the alternative delivery of same.

     4.3     PURCHASER'S CLOSING OBLIGATIONS.  At the Closing, Purchaser shall:
             -------------------------------

             (a) pay the premium for the Title Policy and cause the Title Insurer to issue the Title Policy;

             (b) deliver or cause to be delivered to Seller cash or current funds in the amount of the Purchase Price, due credit being given for the Earnest Money, together with such additional funds as may be necessary to pay Purchaser's share of the closing costs and prorations hereunder; and

             (c) deliver to Seller a Certificate of Corporate Authority containing a certified resolution of the board of directors of Purchaser, authorizing Purchaser to close the transaction contemplated by this Contract, together with an Incumbency Certificate with respect to the officers of Purchaser, who are authorized to execute the closing documents on behalf of Purchaser.

     4.4     CLOSING COSTS. Purchaser shall pay to the Title Company the premium
             -------------
for the issuance of the Title Policy, as contemplated by Section 4.2 hereof, and shall pay all recordation fees and any sales or transfer taxes applicable to the subject transaction. Each party shall be responsible for paying its respective attorneys' fees incurred in connection with the transaction contemplated by this Contract. Purchaser shall also pay escrow fees and any other closing costs.

     4.5     POSSESSION. Upon completion of the Closing, Purchaser shall have
             ----------
the full and unrestricted right to possession of the Project, subject only to the Permitted Exceptions.

     4.6     PRORATION. The following prorations shall be made effective as of
             ---------
the Closing Date, shall be final as of the Closing, and shall not be adjusted after the Closing:

             (a) Ad valorem taxes and personal property taxes shall be prorated between Seller and Purchaser for the year in which the Closing is held based on the tax statements for such year; provided, however, that if such tax statements are not available as of the Closing Date, the tax proration between Seller and Purchaser shall be based on the actual tax rate for the prior year applied to the most recent valuation of the Project; and any adjustments to be required by reason of a change of said assessed evaluation or applicable tax rate shall be made between Seller and Purchaser at the time that the tax rate for the current year shall be determined. The obligation to make such adjustment shall survive the Closing.

             (b) Charges for utilities serving the Project shall be determined as of the "Commencement Date" of the Lease; and Seller shall pay to the utility companies involved (or to Purchaser in the event Purchaser shall be responsible for the payment of same) such charges for the period or portion of the period prior to the said Commencement Date.

             (c) Any and all items of current revenue and expenses (including, without limitation, owner association assessments) relating to the Project shall be prorated as of the Closing Date.

                                      5.
                              DEFAULT AND REMEDIES
                              --------------------

     5.1     PURCHASER'S DEFAULT. If Purchaser fails to consummate the purchase
             -------------------
of the Project for any reason other than termination of this Contract pursuant to a right granted to Purchaser to do so, then Seller, as its sole and exclusive remedy, shall have the right to terminate this Contract by giving Purchaser and the Title Company written notice of that election, in which event neither party hereto shall have any further rights, duties or obligations under this Contract and Seller shall be entitled to receive or retain, as liquidated damages (Seller and Purchaser acknowledging that the amount of damages resulting from breach of this Contract by Purchaser would be difficult or impossible to accurately ascertain), the Earnest Money; and the Title Company shall immediately deliver the Earnest Money to Seller. By execution hereof, Purchaser acknowledges that the Title Company shall have no liability to Purchaser in the event it delivers the Earnest Money to Seller in accordance with the terms of this Section 5.1; and Purchaser agrees that the Title Company shall comply with the provisions of this Section 5.1 without the need for subsequent approval or authorization from Purchaser. Notwithstanding the foregoing, in the event of any other default by Purchaser under this Contract, including, without limitation, breach of any covenant, representation or indemnity, which survives the Closing, Seller shall have any and all rights and remedies available under the by reason of such Purchaser's default.

     5.2     SELLER'S DEFAULT. If Seller wrongfully fails to close the
             ----------------
transaction contemplated by this Contract, Purchaser may, at Purchaser's sole option, either (a) terminate this Contract, at which time the Earnest Money shall be returned to Purchaser, as Purchaser's sole remedy; or (b) enforce specific performance of this Contract against Seller by commencing a lawsuit against Seller within forty-five (45) days from the Closing Date. The failure of Purchaser to commence a lawsuit against Seller, seeking specific performance of this Contract against Seller, within such forty-five (45) day period shall irrevocably be deemed to be an election by Purchaser to have the Earnest Money returned to Purchaser, as Purchaser's sole remedy hereunder, and as an irrevocable waiver of Purchaser's right to seek specific performance of this Contract. The remedies of a return of the Earnest Money or specific performance shall be Purchaser's sole remedies under the default by Seller under this Contract. By execution hereof,

Seller acknowledges that the Title Company shall have no liability to Seller in the event it delivers the Earnest Money to Purchaser in accordance with the terms of this Section 5.2; and Seller agrees that the Title Company shall comply with the provisions of this Section 5.2 without the need for subsequent approval or authorization from Seller. The delivery of the Earnest Money to Purchaser will be Purchaser's sole and exclusive remedy under this Contract. In no event shall Seller be liable to Purchaser for any other actual, punitive, speculative, or consequential damages, or damages for loss of opportunity or lost profit; nor shall Purchaser be entitled to enforce specific performance of this Contract.

                                      6.
                                  DISCLAIMER
                                  ----------

     6.1     DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SPECIFICALLY STATED
             ------------------------
IN THIS CONTRACT, OR IN THE SPECIAL WARRANTY DEED TO BE DELIVERED TO PURCHASER AT CLOSING, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (a) THE NATURE AND CONDITION OF THE PROJECT, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH ALL APPLICABLE LAWS, RULES OR REGULATIONS; (b) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (c) THE COMPLIANCE OF THE PROJECT OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR ENTITY OR OTHER BODY. PURCHASER ACKNOWLEDGES THAT IT WILL INSPECT THE PROJECT AND PURCHASER WILL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROJECT AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, OTHER THAN THE REPRESENTATIONS OF SELLER SET FORTH IN THIS CONTRACT, IN THE SPECIAL WARRANTY DEED TO BE DELIVERED BY SELLER. THE SALE OF THE PROTECT IS MADE ON AN "AS IS" BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT IN CONSIDERATION OF THE AGREEMENTS OF SELLER AND EXCEPT AS OTHERWISE SPECIFIED IN THIS CONTRACT, OR IN THE SPECIAL WARRANTY DEED TO BE DELIVERED TO BY SELLER, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, RELATIVE TO THE PROJECT.

     6.2     WAIVER OF CLAIMS. Except as specifically set forth in this
             ----------------
Contract, Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any construction defect, errors, omissions, or on account of any other conditions affecting the Project, and that Purchaser is purchasing the Project AS-IS, WHERE-IS, and WITH ALL FAULTS. Purchaser hereby fully releases Seller, its executors, beneficiaries, representatives and agents from any and all claims that it may now have or hereafter acquire against Seller, its executors, beneficiaries, directors, representatives and agents for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions, or other conditions affecting the Project (including, without limitation, any claim for contribution and/or cost recovery under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. (S) 9601, et seq. ("CERLA"), and the Texas Solid Waste Disposal Act, Tex. Health & Safety Code, Ch. 361 ("Texas Act"). Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and unsuspected claims, damages and causes of action. This waiver and release of claims shall survive the Closing.

     6.3     DECEPTIVE TRADE PRACTICES. TO THE EXTENT APPLICABLE AND PERMITTED
             -------------------------
BY LAW (AND WITHOUT ADMTTTING SUCH APPLICABILITY), PURCHASER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN
SECTION 17.555, WHICH IS NOT WAIVED).

     6.4     INDEMNIFICATION. In addition to the indemnity provided in Section
             ---------------
3.3 hereof Purchaser hereby agrees to indemnify, protect, defend, save and hold harmless Seller, and Seller's executors, beneficiaries, representatives and agents, from and against (a) any and all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages to persons or property, losses, costs and expenses (including, without limitation, attorneys' fees and expenses and court costs) in any way relating to, connected with, or arising out of the Project or the ownership, leasing, use, operation, maintenance and management of the Project which arise from and after the Closing Date and (b) any and all duties, obligations, liabilities, suits, claims, demands, causes of actions, damages to person or property, losses, costs, and expenses, (including without limitation, reasonable attorney's fees and expenses and court costs) in any way relating to, connected with, or arising out of the environmental condition of the Project or the existence of any environmental hazard or conditions on, in, or under the Project, arising after the Closing Date, and including, without limitation, any compensation and/or cost recovery claim under the CERCLA or the Texas Act.

                                      7.
                      DAMAGE, DESTRUCTION OR CONDEMNATION

     7.1     DEFINITIONS. As used in this Article 7, the occurrence of any one
             -----------
or more of the following events shall constitute occurrence of a "Material
Event":

             (a) twenty-five percent (25%) or more of the total floor area of the Building is destroyed or rendered untenantable by fire or other casualty or is taken under power of eminent domain;

             (b) fifteen percent (15%) or more of the floor area of the manufacturing, assembly, warehouse, and related portions of the Building (excluding specifically areas of the Building to be used for administrative and office purposes) is destroyed or rendered untenantable by fire or other casualty or is taken under power of eminent domain;

             (c) truck access to the loading docks comprising part of the Building is materially impaired as a result of damage by fire or other casualty or as a result of a taking of all or a portion of the Property by eminent domain;

             (d)    total vehicular (other than that described in subparagraph
                    (c) above) or pedestrian access to the Building is denied as a result of a taking of all or a portion of the Property by eminent domain;

             (e) fifteen percent (15%) or more of the area of the unimproved portions of the Land is taken by eminent domain.

     7.2     MATERIAL EVENTS.  Upon occurrence of a Material Event prior to
             ---------------
Closing, Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within fourteen (14) days after receiving notice of such destruction or taking. If Purchaser does not give such written notice within such fourteen (14) day period, this transaction shall be consummated on the Closing Date and at the Purchase Price provided for in
Section 1.1(k), and Seller shall assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller, or Seller's portion of any condemnation award, and, if an insured casualty, pay to Purchaser or credit against the Purchase Price the amount of any deductible.

     7.3     IMMATERIAL EVENT.  Upon occurrence of damage or destruction to the
             ----------------
Property by casualty or a taking by eminent domain prior to Closing that does not constitute a Material Event, Purchaser shall close this transaction on the Closing Date and at the Purchase Price agreed upon in Section 1.1(k), and Seller shall assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller, or Seller's portion of any condemnation award, and, if an insured casualty, pay to Purchaser or credit against the Purchase price the amount of any deductible.

     7.4     EXTENSION OF CLOSING. In the event of fire or other casualty, or in
             --------------------
the event of a taking under power of eminent domain, the Closing Date shall be extended by the period of time necessary for repair and restoration of the Improvements as required by Purchaser's Lender as a condition to Lender's willingness to extend financing to Purchaser for consummation of the transaction contemplated by this Contract. Any extension of the Closing Date pursuant to this Section 7.4 shall operate to automatically extend the Termination Date of the Lease. In order to extend the term of this Contract and the Lease under this Section, Purchaser must provide Seller with an Extension Notice and must deliver the Extension Deposit to the Title Company as provided in Section 4.1 of this Contract.

                                      8.
                            MISCELLANEOUS PROVISIONS

     8.1     MERGER. THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE AND AGREE THAT,
             ------
WITH REGARD TO THE SUBJECT MATTER OF THIS CONTRACT AND THE LEASE AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN (a) THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO; AND (b) THIS CONTRACT, TOGETHER WITH ALL EXHIBITS AND ADDENDA, IF ANY, ATTACHED HERETO, (i) EMBODIES THE FINAL AND COMPLETE AGREEMENT

BETWEEN THE PARTIES; (ii) SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS NEGOTIATIONS, OFFERS, PROPOSALS, AGREEMENTS, COMMITMENTS, PROMISES, ACTS, CONDUCT, COURSE OF DEALING, REPRESENTATIONS, STATEMENTS, ASSURANCES AND UNDERSTANDINGS, WHETHER VERBAL OR WRITTEN, AND (iii) MAY NOT BE VARIED OR CONTRADICTED BY EVIDENCE OF ANY SUCH PRIOR OR CONTEMPORANEOUS MATTER OR BY EVIDENCE OF ANY SUBSEQUENT ORAL AGREEMENT OF PARTIES HERETO.

     8.2     SUCCESSORS AND ASSIGNS.  This Contract shall be binding upon, and
             ----------------------
shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; provided, however, no assignment by Purchaser of its rights and obligations under this Contract shall in any way relieve Purchaser of any obligations of Purchaser to Seller under this Contract or under the Lease. Prior to Closing, Purchaser may assign Purchaser's interest in this Contract, in whole or in part, to an entity with which Purchaser intends to consummate a leaseback, synthetic lease, or other transaction intended by Purchaser to facilitate the financing of Purchaser's acquisition of the Property.

     8.3     FUTURE ASSURANCES.  In addition to the documents contemplated to be
             -----------------
executed and/or delivered by the parties hereunder, each party shall execute and/or deliver or cause to be executed and/or delivered at the Closing or after the Closing, any and all further documents as the other party to this Contract or the Title Company may reasonably require to consummate the transaction contemplated hereunder.

     8.4     GOVERNING LAW AND CONSTRUCTION.  This Contract shall be construed
             ------------------------------
under and in accordance with the laws of the State of Texas. The parties acknowledge that each party and its counsel have reviewed and revised this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract. The headings used throughout this Contract have been used for convenience only and do not constitute matter to be considered in interpreting this Contract.

     8.5     SEVERABILITY. In case any one or more of the provisions contained
             ------------
in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof; and this Contract shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     8.6     NOTICE. Any notice to be given or to be served upon any party
             ------
hereto in connection with this Contract must be in writing, and may be given by certified or registered mail and shall be deemed to have been given and received three (3) days after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States Mail, and if given otherwise than by certified or registered mail it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notice shall be given to Purchaser at Purchaser's address set forth in Section 1.1 this Contract, and to Seller at the address set forth in
Section 1.1(a) of this Contract. A copy of each notice to Seller shall be provided to Seller's legal counsel, Mr. Jerry D. Johnson, Arter & Hadden, L.L.P., 1717 Main Street, Suite 4100, Dallas, Texas 75201. A copy of each notice to

Purchaser shall be provided to Purchaser's legal counsel, Betty Hurst, Hurst
& Vanderburg, L.L.P., 1401 West Avenue, Suite B, Austin, Texas 78701-1527. Any party hereto may, at any time, by giving written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice shall be given.

     8.7     BROKERAGE COMMISSION.  It is understood and agreed that no brokers
             --------------------
have been involved in the negotiation and consummation of this Contract. Seller shall indemnify and hold harmless Purchaser from and against all liabilities, costs, damages and expenses (including reasonable attorneys' fees), arising from any claims for brokerage commissions or other similar fees in connection with the transactions covered by this Contract insofar as such claims shall be based upon alleged arrangements or agreements made by Seller or on its behalf. Purchaser shall indemnify and hold harmless Seller, from and against all liabilities, costs, damages and expenses (including reasonable attorneys' fees), arising from any claims for brokerage commissions or other similar fees in connection with the transactions covered by this Contract insofar as such claims shall be based upon alleged arrangements or agreements made by Purchaser or on Purchaser's behalf. Such indemnities shall survive the Closing or any termination of the Contract and not be merged therein.

     8.8     NONWAIVER. Unless otherwise expressly provided herein, no waiver by
             ---------
Seller or Purchaser of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Contract shall impair such right or remedy or be construed as a waiver of any such breach therefore or thereafter occurring. The waiver by ,Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     8.9     COUNTERPART EXECUTION. This Contract may be executed simultaneously
             ---------------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     8.10    RECORDATION PROHIBITED.  In no event shall this Contract or any
             ----------------------
memorandum hereof be recorded in the public records of the place in which the Project is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation; provided, however, in addition to any reporting requirements imposed by any applicable state or federal law or regulation, whether presently existing, or hereafter enacted or amended, Seller shall have, and hereby expressly reserves, the absolute and unconditional right to disclose, report or otherwise communicate, at any time, and from time to time after Closing, any or all of the financial, business or legal terms or conditions of the transaction contemplated by this Contract to any person, entity, agency, department, etc., whether public or private, for such purposes or reasons as Seller shall deem necessary, proper, advisable or convenient, including, without limitation, the right to disclose the terms of sale to any appraiser, broker or other person under contract with Seller in connection with the sale, lease, or other disposition of other real estate or personal property, wherever located.

     8.11    COSTS OF ENFORCEMENT.  Should either party employ an attorney or
             --------------------
attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Contract, or to recover damages for breach of this Contract, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorney's fees, expended or incurred in connection therewith.

     8.12    TIME OF ESSENCE.  Time is of the essence in the performance of each
             ---------------
party's obligations hereunder.

     8.13    AMENDMENTS.  Except where (a) otherwise authorized, permitted or
             ----------
required by the express terms of this Contract and except where (b) notice to, consent or approval of, or joinder by any party has been expressly waived by the provisions hereof, no amendment, modification, deletion, release, termination or extension of, alteration, variance or change in or supplement to the provisions of, this Contract shall be valid and effective or otherwise binding on the parties hereto, unless, and until such amendment, etc. shall have been reduced to writing and executed by the parties hereto with the same formality as this Contract.

     8.14    EFFECTIVE DATE.  The "Effective Date" of this Contract shall be the
             --------------
date on which (a) this Contract is last executed or, where applicable, last initialed by Purchaser or Seller, and (b) the Title Company has executed the Acceptance by Title Company attached to this Contract.

     8.15    CONTROLLING AGREEMENT. To the extent any provision of this Contract
             ---------------------
is inconsistent with the terms or provisions of the Lease, the provisions of this Contract shall control.

     8.16    APPRAISED VALUE OF PROPERTY FOR 2001 AD VALOREM TAXES. On
             -----------------------------------------------------
Purchaser's written request, Seller shall use reasonable efforts to deliver to Purchaser a copy of any notice of determination of appraised value assigned to the Project, or any part thereof, by the Travis County Central Appraisal District or other acting jurisdiction as soon as reasonably practicable following the receipt of that notice by Seller. In the event that the transaction contemplated by this Contract does not close prior to May 31, 2001, Seller shall, at Purchaser's request, file a written notice of protest of the appraised value of the Project prior to the deadline for such protest as set forth in Section 41.44 of the Texas Tax Code. However, Seller shall not be obligated to incur any costs in doing so, but shall be merely obligated under this Section to use reasonable efforts to cooperate with Purchaser's pursuit of any such tax protest; and all expenses regarding any such tax protest; including any expenses incurred by Seller, shall be paid by Purchaser.

     IN WITNESS WHEREOF, the parties have executed this Contract to be effective as of the Effective Date.


                              SELLER:
                              ------

                              FLEXTRONICS INTERNATIONAL USA, INC.

                              By:    /s/Thomas J. Smacl
                                     -----------------------------
                              Name:  Thomas J. Smacl
                                     -----------------------------
                              Title: C.F.O.
                                     -----------------------------

                              PURCHASER:
                              ---------

                              SMTC MANUFACTURING CORPORATION
                              OF TEXAS

                              By:    /s/Richard N. Winter
                                     -----------------------------
                              Name:  Richard N. Winter
                                     -----------------------------
                              Title:  Director of Finance
                                     -----------------------------

                          ACCEPTANCE BY TITLE COMPANY


The Title Company hereby acknowledges receipt of a fully executed copy of the foregoing Contract and the Initial Deposit referred to therein and agrees to accept, hold and return the Earnest Money and disburse any funds received thereunder in accordance with the provisions of the Contract.

                              TITLE COMPANY:

                              STEWART TITLE AUSTIN, INC.

                              By:    /s/James B. Garrison, Jr.
                                     -----------------------------
                              Name:  James B. Garrison, Jr.
                                     -----------------------------
                              Title: V.P. & Escrow Officer
                                     -----------------------------

                                  EXHIBIT "A"
                         TO REAL ESTATE SALE AGREEMENT

                                LAND DESCRIPTION
                                ----------------


Lots 1, 2, and 3 of ROLM BUSINESS PARK, a subdivision of Travis County, Texas, according to the map or plat recorded in Volume 89, Pages 263-265, of the Plat Records of Travis County, Texas.

                                  EXHIBIT "B"
                         TO REAL ESTATE SALE AGREEMENT

                             SPECIAL WARRANTY DEED
                             ---------------------


STATE OF TEXAS        (S)
                      (S)       KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS      (S)

     THAT FLEXTRONICS INTERNATIONAL USA, INC. ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by SMTC MANUFACTURING CORPORATION OF TEXAS ("Grantee"), the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Grantee the real property situated in Travis County, Texas described in Exhibit "A" attached hereto and made a part hereof together with all improvements thereon, fixtures affixed thereto, and appurtenances ("Property"), subject to general real estate taxes on the Property for the current year, zoning laws, regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and all of the encumbrances described in Exhibit "B" attached hereto and made a part hereof (all of the foregoing hereinafter referred to as the "Permitted Exceptions").

     TO HAVE AND TO HOLD the Property, together with all and singular the rights, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

     BY THE ACCEPTANCE OF THIS DEED, GRANTEE, EXCEPT FOR THE WARRANTIES OF TITLE SET FORTH IN THIS CONVEYANCE, SPECIFICALLY WAIVES, AND ACKNOWLEDGES THAT GRANTOR HAS SPECIFICALLY DISCLAIMED, ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO OR CONCERNING (A) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LMTATION, THE WATER, SOIL, AND GEOLOGY, AND THE SUITABILITY THEREOF FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARD OR CONDITIONS ON, IN, OR UNDER THE PROPERTY (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH ALL APPLICABLE LAWS, RULES OR REGULATIONS; (B) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION, OR OTHERWISE AFFECTING THE PROPERTY; AND (C) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR ENTITY OR OTHER BODY. GRANTEE ACKNOWLEDGES THAT IT HAS INSPECTED THE PROPERTY AND THAT GRANTEE HAS RELIED SOLELY ON ITS OWN INVESTIGATIONS OF THE PROPERTY AND NOT

ON ANY INFORMATION PROVIDED BY GRANTOR, OTHER THAN THE WARRANTYIES OF TITLE OF GRANTOR SET FORTH HEREIN. THE SALE OF THE PROPERTY IS MADE ON AN "AS IS" BASIS, AND GRANTEE EXPRESSLY ACKNOWLEDGES THAT IN CONSIDERATION OF THE AGREEMENTS OF GRANTOR AND EXCEPT AS OTHERWISE SPECIFIED HEREIN, GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATIVE TO THE PROPERTY.

     Current ad valorem taxes relative to the Property having been prorated, Grantee hereby assumes the payment thereof.

     IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor and Grantee to be effective as of the ______ day of ___________, 2001.


                              GRANTOR:

                              FLEXTRONICS INTERNATIONAL USA, INC.

                              By:
                                     -----------------------------
                              Name:
                                     -----------------------------
                              Title:
                                     -----------------------------

STATE OF _________  (S)

COUNTY OF ________  (S)

     This instrument was acknowledged before me on this _______ day of ____________, 2001, by ________________ in his capacity as _______________ of
FLEXTRONICS INTERNATIONAL USA, INC., on behalf of said corporation.



                                                -----------------------------
                                          Notary Public, State of ___________


My Commission Expires:______________________________

                                  EXHIBIT "A"
                            TO SPECIAL WARRANTY DEED

                                LAND DESCRIPTION
                                ----------------


     Lots 1, 2, and 3 of ROLM BUSINESS PARK, a subdivision of Travis County, Texas, according to the map or plat recorded in Volume 89, Pages 263-265, of the Plat Records of Travis County, Texas.

                                  EXHIBIT "C"
                         TO REAL ESTATE SALE AGREEMENT

                                     LEASE
                                     -----

                                 REFERENCE PAGE


Date:                        February 23, 2001

Landlord:                    Flextronics International USA, Inc.

Landlord's Address:          2090 Fortune Drive
                             San Jose, CA 95131
                             Attention: Mike Carney

Tenant:                      SMTC Manufacturing Corporation of Texas

Tenant's Address:            15508 Bratton Lane
                             Austin, Texas 78728
                             Attention: Rick Winter
Premises:
     Approximate acreage:    26.32

     Street address/suite:   2205 Grand Avenue Parkway
     City, state, zip:       Austin, TX 78728-3812

Consideration:               That certain Real Estate Sale Agreement entered
                             into by and between the Landlord and Tenant as of February ___, 2001 attached hereto as Exhibit "A"
                             (the "Sale Agreement"). The Premises are defined as the "Project" in the Sale Agreement.

Term: The period from the Commencement Date through the Termination Date, as the same may be extended pursuant to Section 2.(e)(xxi) of this Lease.

Commencement Date:           February 25, 2001

Termination Date:            May 31, 2001

Security Deposit:            N/A

Use: Renovation of the Premises pending the closing of Tenant's purchase of the Premises pursuant to the Sale Agreement and, if applicable, the use specified in
                             Section 2.(e)(xxii) of this Lease.

Amount of Liability Insurance

     Death/bodily injury:  $ 2,000,000.00

     Property:             $13,719,397.00

                                     LEASE
                                     -----

1.   DEFINITIONS

     (a)  "Lease" means this Lease between Landlord and Tenant.

     (b) "Landlord" means Landlord and its agents, employees, invitees, licensees, or visitors.

     (c) "Tenant" means Tenant and its agents, employees, invitees, licensees, or visitors.

     (d) "Essential Services" means heating, ventilating, air conditioning, water, and utility connections reasonably necessary for occupancy of the Premises for the Use.

     (e) "Building" means office/manufacturing/warehouse facility situated on the real property comprising the Premises.

2.   COVENANTS

     (a)  Tenant agrees to:

          (i) Lease the Premises for the entire Term beginning on the Commencement Date and ending on the Termination Date.

          (ii) Accept the Premises in their present condition "AS IS," the Premises being currently suitable for Tenant's intended Use.

          (iii) Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the Premises (collectively, the "Legal Requirements").

          (iv)   Pay for all utility services used by Tenant.

          (v) Allow Landlord to enter the Premises to perform Landlord's obligations and inspect the Premises.

          (vi) Repair, replace, and maintain any part of the Premises, normal wear and casualty loss excepted.

          (vii)  Repair any damage to the Premises caused by Tenant.

          (viii) Maintain commercial general liability insurance for the Premises and the conduct of Tenant's business, naming Landlord as an additional insured, in the amounts stated in the Lease.

          (ix)   Maintain insurance on Tenant's personal property.

          (x) Deliver certificates of insurance to Landlord before the Commencement Date. Indemnify, defend, and hold Landlord harmless from any loss, reasonable attorney's fees, court and other costs, or claims arising out of Tenant's use of the Premises, or arising out of Tenant's renovation work within the Premises.

          (xi) Vacate the Premises on termination of this Lease, if the Closing of the Sale Agreement, as defined therein, fails to occur.

     (B)  TENANT AGREES NOT TO--

          (i)    Use the Premises for any purpose other than that stated herein.

          (ii)   Create a nuisance.

          (iii) Interfere with any other tenant's normal business operations or Landlord's management of the Building.

          (iv)   Permit any waste.

          (v) Use the Premises in any way that is extrahazardous, would increase insurance premiums, or would void insurance on the Building.

          (vi) Change Landlord's lock system without providing keys or appropriate access media to Landlord.

          (vii)  Allow a lien to be placed on the Premises.

          (viii) Assign this Lease or sublease any portion of the Premises.

     (C)  LANDLORD AGREES TO--

          (i) Lease to Tenant the Premises for the entire Term beginning on the Commencement Date and ending on the Termination Date.

          (ii) Obey all Legal Requirements applicable to the Use, condition, and occupancy of the Building.

          (iii)  Provide normal utility service connections to the Building.

          (iv) Insure the Building against all risks of direct physical loss in an amount equal to at least 90 percent of the full replacement cost of the Building as of the date of the loss and liability; Tenant will have no claim to any proceeds of Landlord's insurance policy.

     (D) LANDLORD AGREES NOT TO --- interfere with Tenant's possession of the Premises as long as Tenant is not in default under this lease or the Sale Agreement.

     (F) LANDLORD AND TENANT AGREE TO THE FOLLOWING:

          (i) Alterations. This Lease is being entered into as an accommodation to Tenant in order to allow Tenant to begin alteration work in contemplation of Tenant's purchase of the Premises under the Sale Agreement. All work by Tenant to improve, equip, or alter the Premises shall be subject to the following conditions:

                 (A) All such work shall be done at Tenant's sole cost, risk, and expense and in accordance with all Legal Requirements and Insurance Requirements (as defined below).

                 (B) All such work shall be performed in a good and workmanlike manner with labor and materials of such quality as approved by Landlord (which approval will not be unreasonably withheld, delayed, or conditioned).

                 (C) No such work shall be commenced until approved in writing by Landlord (which approval will not be unreasonably withheld, conditioned, or delayed).

                 (D) All such work shall be performed in strict accordance with the plans and/or specifications previously approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed.

                 (E) All such work shall be prosecuted diligently and continuously to completion.

                 (F) All such work shall be performed in a manner so as to minimize interference with the performance of Landlord's obligations under this Lease.

                 (G) Landlord may impose such reasonable conditions with respect to such work as Landlord deems appropriate, including, without limitation, requiring Tenant or Tenant's contractor to maintain insurance against liabilities which may arise out of such work and a payment and performance bond relative to that work.

                 (H) Tenant's work shall be performed by contractors approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed).

                 (I) Upon completion of any such work and upon Landlord's request, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits, and full and final waivers of all liens for labor, services, or material.

                 (J) Tenant shall reimburse Landlord, within thirty (30) days of Landlord's demands for all costs and expenses incurred by

                      Landlord to third parties for their review of Tenant's plans or work.

                 (K) No alterations, improvements, or additions (including lighting fixtures, track lighting tracks, track lighting cans, and light bulbs) made to the Premises by or on behalf of either Landlord or Tenant may be removed by Tenant without Landlord's prior written consent prior to the consummation of the transaction contemplated by the Sale Agreement. All such alterations, improvements, or additions shall become the property of Landlord upon the termination or expiration of this Lease, unless the transaction contemplated by the Sale Agreement is closed. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such alteration, improvement, or addition to the Premises. However, Tenant's Trade Fixtures shall remain the property of Tenant as provided in Section 5.3 below,

                 (L) Tenant shall not allow any liens to be filed against the Premises or the Project in connection with the installation of any alterations, improvements, or additions to the Premises. If any such liens shall be filed, Tenant shall cause the same to be released (within thirty (30) days after the date of filing) by payment, bonding, or other method acceptable to Landlord. If Tenant shall fail to cancel or remove any lien, then Landlord, at its sole option, may obtain the release of that lien; and Tenant shall pay to Landlord, on demand, the amount incurred by Landlord for the release of each lien, plus an additional charge (in the amount of fifteen percent (15 %) of the amount expended or incurred by Landlord) to cover Landlord's administrative overhead and expenses.

                 (M) Tenant hereby indemnifies and holds Landlord harmless from all losses, costs, damages, claims, expenses (including reasonable attorneys' fees and costs of suit), liabilities, or causes of action arising out of or relating to any alterations, additions, or improvements that Tenant makes or causes to be made to the Premises or to any repairs made to any portion of the Project, including any occasioned by the filing of any mechanic's, materialman's, construction, or other liens or claims (and all costs or expenses associated with any such lien or claim) asserted, filed, or arising out of such work. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent of or request by Landlord, express or implied, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for the improvement, alteration, or repair of the Premises or the Project or as giving Tenant any right or authority to contract for or permit the rendering of any labor or the furnishing of any materials that would give rise to a lien against the Premises or the Project.

                 (N) Tenant shall have the sole responsibility for compliance with all applicable Legal Requirements and Insurance Requirements relative to any such alterations, improvements or additions. Landlord's approval of any plans or specifications shall never constitute an indication, representation or certification that such alterations, improvements or additions will be in compliance with any applicable Legal Requirement or Insurance Requirement or as to the adequacy or sufficiency of the alterations, improvements, or additions to which such consent relates. In instances in which several sets of requirements must be met, the strictest applicable requirements shall control.

                 (O) As used herein, "Insurance Requirements" means the terms of any insurance policy relative to the Project carried by Landlord or Tenant.

          (ii) Abatement. Tenant's covenants and Landlord's covenants are independent.

          (iii) Release of Claims/Subrogation. Landlord and Tenant release each other from any claim, by subrogation or otherwise, for any damage to the Premises, the Building, or personal property within the Building, by reason of fire or the elements, regardless of cause, including negligence of Landlord or Tenant. This release applies only to the extent that it is permitted by law, the damage is covered by insurance proceeds, and the release does not adversely affect any insurance coverage.

          (iv) Notice to Insurance Companies. Landlord and Tenant will notify the issuing insurance companies of the release set forth in the preceding paragraph and will have the insurance policies endorsed, if necessary, to prevent invalidation of the insurance coverage.

          (v) Condemnation/Substantial or Partial Taking (See Article 7 of the Sale Agreement).

          (vi) Uniform Commercial Code. Tenant grants Landlord a security interest in Tenant's personal property now or subsequently located on the Premises. This Lease is a security agreement under the Uniform Commercial Code. Landlord may file a copy of this Lease as a financing statement or execute and file a financing statement on behalf of Tenant.

          (vii) Default by Landlord/Events. Defaults by Landlord are failing to comply with any provision of this Lease within thirty (30) days after written notice and failing to provide Essential Services to Tenant within ten (10) days after written notice.

          (viii) Default by Landlord/Tenant's Remedies. Tenant's remedies for Landlord's default are to sue for damages and, if Landlord does not provide an Essential Service within ten (10) days following Tenant's delivery of written notice of such failure, Tenant shall be entitled either to secure the Essential Service at Tenant's expense, in which event, Tenant shall be entitled to recoup the reasonable costs incurred by Tenant by offset against the Purchase Price (as defined in the Sale Agreement), or terminate this Lease.

          (ix) Default by Tenant/Events. Defaults by Tenant are (a) failing of the Closing of the Sale Agreement, as defined therein, prior to the Termination Date, (b) abandoning or vacating a substantial portion of the Premises, and (c) failing to comply within ten days after written notice with any provision of this Lease other than the defaults set forth in (a) and (b) above.

          (x) Default by Tenant/Landlord's Remedies. Landlord's remedies for Tenant's default are to (a) enter and take possession of the Premises, (b) retain any improvements on the Premises; and (c) terminate this Lease by written notice and sue for damages. Landlord may enter and take possession of the Premises by self-help, by picking or changing locks if necessary, and may lock out Tenant or any other person who may be occupying the Premises, until the default is cured, without being liable for damages.

          (xi) Default/Waiver/Mitigation. It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this Lease does not preclude pursuit of other remedies in this Lease, the Sale Agreement or provided by law. Landlord and Tenant have a duty to mitigate damages.

          (xii) Security Deposit. If Tenant defaults, Landlord may use a portion of the Earnest Money, as defined in the Sale Agreement, to repair any damage or injury, or to pay any expense or liability incurred by Landlord as a result of the default.

          (xiii) Alternative Dispute Resolution. Landlord and Tenant agree to mediate in good faith before filing a suit for damages.

          (xiv) Attorney's Fees. If either party retains an attorney to enforce this Lease, the party prevailing in litigation is entitled to recover reasonable attorney's fees and court and other costs.

          (xv) Venue. Venue is in the county in which the Premises are located.

          (xvi) Entire Agreement. This Lease, together with the attached exhibits, is the entire agreement of the parties, and there are no oral representations, warranties, agreements, or promises pertaining to this Lease or to any expressly mentioned exhibits and riders not incorporated in writing in this Lease.

          (xvii) Amendment of Lease. This Lease may be amended only by an instrument in writing signed by Landlord and Tenant.

          (xviii) Limitation of Warranties. THERE ARE NO IMPLIED WARRANTIES OF
                  MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS LEASE.

          (xix) Notices. Any notice to be given or to be served upon any party hereto in connection with this Lease must be in writing, and shall be given in the manner specified in the Sale Agreement.

          (xx) Abandoned Property. Landlord may retain, destroy, or dispose of any property left on the Premises more than five (5) business days after the expiration of the Term.

          (xxi) Extension of Term. In the event that Tenant extends the "Closing Date" (as defined in and pursuant to the terms of the Sale Agreement), the Term of this Lease and the Termination Date, shall be extended for an equal period by the exercise of Tenant of its right to extend the Closing Date of the Sale Agreement and shall operate automatically to extend the Termination Date, so that the Closing Date, as extended, will be the same as the Termination Date, as extended. During the period from June 1, 2001, through the Termination Date, as extended, Tenant shall pay rent to Landlord in an amount equal to $130,000.00 per month during that extension period, which shall be prorated on a daily basis in the event that the Termination Date does not occur on the last day of the month.

          (xxii) Tenant's Operations. In the event Tenant has completed all modifications, alterations, renovations, and improvements to the Premises desired by Tenant prior to the Termination Date (as the same may be extended), Landlord agrees that Tenant may occupy and use the Premises for Tenant's normal assembly, manufacturing, warehouse, and office operations during the remainder of the Term of this Lease (as the same may be extended), provided that Tenant complies, in all respects, with all applicable Legal Requirements.

          (xxiii) Landlord's Equipment. Tenant acknowledges that certain equipment and personal property of Landlord will remain in the Premises on the Commencement Date of this Lease at Landlord's sole risk. However, Tenant shall (and shall cause its employees, agents and contractors to) use reasonable efforts to avoid damaging or injuring Landlord's equipment and other personal property. Landlord will use reasonable efforts to remove such equipment and other personal property as soon as reasonably practicable following the Commencement Date, and Landlord and Tenant shall cooperate in storing such equipment and other personal property of

                  Landlord in the Building, in securing such equipment and personal property of Landlord in the Building in a manner so as not to unreasonably interfere with Tenant's permitted Use of the Premises pursuant to this Lease, and in removing such equipment and personal property. In the event that Landlord has not completely removed all of Landlord's equipment and personal property from the Building on or before March 15, 2001, Landlord shall pay to Tenant, as compensation to Tenant, for Landlord's storage of such equipment and personal property in the Building, a sum equal to One and 50/100 Dollars ($1.50) per day per square foot of area within the Building which is, on the day in question, occupied by Landlord's equipment and other personal property until all such equipment and personal property of Landlord is completely removed from the Building; and Tenant shall have the right to move all of such equipment and personal property to a location within the Building determined by Tenant. In addition, in the event that any of Landlord's equipment and other personal property remains in the Building after March 15, 2001, Tenant may, at its option, provide Landlord with written notice that Landlord's failure to remove that equipment and other personal property within three (3) business days from Landlord's receipt of that notice shall be deemed, pursuant to this Lease, as an abandonment of that equipment and personal property by Landlord. Any equipment or personal property of Landlord remaining in the Premises after the expiration of that three (3) business day period shall be deemed to have been abandoned by Landlord, and Tenant may thereafter move any of Landlord's equipment or other personal property from the Premises and dispose of any and all such property or sell any and all such property at public or private sale, in such a manner and at such times and places as Tenant, in its sole discretion, may deem proper, without further notice to or demand upon Tenant in each case without any liability for doing so.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the ______ day of ____________, 2001.


                                LANDLORD:
                                --------

                                FLEXTRONICS INTERNATIONAL USA, INC.

                                By:
                                     -----------------------------
                                Name:
                                     -----------------------------
                                Title:
                                     -----------------------------

                                TENANT:
                                ------

                                SMTC MANUFACTURING CORPORATION
                                OF TEXAS

                                By:
                                     -----------------------------
                                Name:
                                     -----------------------------
                                Title:
                                     -----------------------------

                                  EXHIBIT "D"
                                  -----------

                    ASSIGNMENT OF WARRANTIES AND GUARANTIES
                    ---------------------------------------

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Flextronics International USA, Inc., a California corporation (the "Assignor"), hereby assigns, transfers and sets over unto SMTC Manufacturing Corporation of Texas, a Texas corporation (the "Assignee"), and Assignee hereby accepts from Assignor, all Assignor's right, title and interest in and to all transferable warranties and guarantees, if any, with respect to the improvements located on the property located at 2205 Grand Avenue Parkway, in Travis County, Texas, and more particularly described on Exhibit A attached hereto (the "Property'), or any repairs or renovations to such improvements and any personal property conveyed to Assignee by Assignor in connection with the Property.

     IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of the _____ day of ______________, 2001.


                              FLEXTRONICS INTERNATIONAL USA, INC., a California corporation

                              By:
                                     -----------------------------
                              Name:
                                     -----------------------------
                              Title:
                                     -----------------------------